Exhibit 99.1

j2 Global and CallWave Settle Patent Infringement Litigation

CallWave Licenses j2 Global’s Patents

LOS ANGELES and SANTA BARBARA, CA—March 14, 2007—j2 Global Communications, Inc. [NASDAQGS: JCOM] and CallWave, Inc. [NASDAQ: CALL] today announced that they have entered into an agreement to resolve all of j2 Global’s outstanding patent infringement litigation against CallWave. Under the terms of their agreement, j2 Global and its affiliate Catch Curve have granted a non-exclusive patent license to CallWave. Under the terms of their agreement, CallWave will pay j2 Global $4 million for a paid-up license for non-fax services plus a running royalty of at least 10% on fax services. j2 Global agreed in this single instance to grant CallWave a paid-up license for non-fax services because this agreement is the first comprehensive license of its kind for j2 Global.

The patents licensed to CallWave incorporate numerous significant innovations in the fields of unified communications, multimedia messaging, Internet fax, voice messaging and document management. CallWave has also acknowledged the validity and enforceability of the patents being licensed from j2 Global and Catch Curve. The parties have agreed to dismiss all pending litigation.

In a joint statement, David Hofstatter, CEO of CallWave, and Scott Turicchi, Co-President and Chief Financial Officer of j2 Global, said: “We are pleased to have resolved our disputes and to put these two cases behind us. Our agreement is a win/win for both companies and their shareholders. The license granted to CallWave provides CallWave with freedom and flexibility to operate and grow its business in the future. At the same time, the agreement recognizes and compensates j2 Global for its important and valuable intellectual property.”

j2 Global and Catch Curve continue to vigorously pursue their pending patent infringement suits against Protus IP Solutions (operator of the MyFax service), Venali, Inc. and others.

About j2 Global Communications

Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans greater than 2,700 cities in 37 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX™, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax Broadcast™, eVoice®, PaperMaster®, Consensus™, M4 Internet® and Protofax®. As

of December 31, 2006, j2 Global had achieved 11 consecutive fiscal years of revenue growth and 5 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

About CallWave, Inc.

CallWave is leading the way in developing applications that make phones and PCs work better together. With CallWave, tasks that are difficult to do on the phone become much easier on the desktop—without changing phone numbers, handsets or service providers. CallWave enables consumers and businesses to get more out of the devices they use every day—their PCs and phones. CallWave also provides private-label convergence applications, such as PC-based visual voicemail, to service providers to reduce churn, expand on-line marketing and drive revenues. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

Media Contacts:

j2 Global Communications:
Jeff Adelman
j2 Global Communications, Inc.
323-372-3617
press@j2global.com

Kari Garcia
Comm Strategies
949-459-9696, ext. 244
pr@commstrategies.com

CallWave:
Kelly Delany
CallWave, Inc.
805-690-4040
Kelly.Delany@callwave.com

Rohlan PR
Elizabeth Cahill
323-627-7878
LCahill@callwave.com

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of j2 Global or CallWave management as well as assumptions made by and information currently available to them. These companies have no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.